Exhibit 99.1

IsoRay Announces First Quarter Fiscal 2017 Financial Results

Management Continues to Expect Stronger Second Half of Fiscal 2017

RICHLAND, Wash., November 8, 2016 -- IsoRay, Inc. (NYSE MKT: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced its financial results for the first quarter of fiscal 2017, ended September 30, 2016.

Revenue for the first quarter was $1.08 million, a 14% decrease compared to $1.26 million revenue for the first quarter of fiscal 2016. The decrease in revenue is primarily due to the transition and training of the newly expanded sales and marketing team, which were largely hired in the fourth quarter of fiscal 2016. Prostate brachytherapy represented 89% of total revenue for the first quarters of both fiscal 2017 and fiscal 2016. Operating expenses were $1.62 million compared to $1.17 million in the first quarter of the last fiscal year. Increases in expenses are attributed to the significant increase in sales and marketing investments in personnel, website re-design, marketing collateral and consulting for market development of $0.25 million, an increase in quality, training and finance staff of $0.13 million and approximately $0.07 million in one-time expenses related to year-end public company costs. Operating loss was $1.57 million compared to a $1.09 million loss in the first quarter of fiscal 2016. IsoRay had cash, cash equivalents and certificates of deposit of $13.7 million as of September 30, 2016, and no debt.

“The first quarter was a transition quarter for IsoRay as the Company focused on training new sales personnel and launching our new sales programs, collateral materials, branding and corporate website in advance of the important American Society for Radiation Oncology Conference (ASTRO) in late September,” said Thomas LaVoy, Chairman and CEO. "During the quarter we also began the process to automate our manufacturing operations. When completed, which is expected by the end of the second quarter of fiscal 2018 (which ends on December 31, 2017), the resulting improvement in the efficiency of our manufacturing and production processes is expected to reduce our production costs and allow for significant expansion, when needed, with reduced additional overall costs to the Company. We also reached a settlement agreement for the securities lawsuit, with the costs covered by our directors and officers (D&O) insurance. Preliminary approval of the settlement by the presiding judge was granted in October, with final approval of all settlement terms and conditions to be considered at a scheduled court hearing in March 2017. While there was an uptick in expenses in the quarter, these were planned expenses and relate to costs for the new sales and marketing programs plus an additional investment in quality and training personnel to support the expanded and more aggressive market development efforts. In addition to these costs, there were a number of one-time items for new customer facing initiatives as well as customary year-end public company expenses.”

“At the ASTRO Conference, numerous positive developments for the brachytherapy industry were presented. A preliminary review of randomized trial outcomes for the ASCENDE-RT study for high risk patients indicated that combination treatment utilizing brachytherapy, external beam radiation and hormones together, had significantly improved long-term results over all other treatment options. In addition, the RTOG study 0232 randomized trial comparing mono-brachytherapy versus external beam and brachytherapy for intermediate risk patients, showed little or no difference in outcomes between the two treatments. This study was conducted by the Radiation Therapy Oncology Group which carries out large, multi-institutional studies to evaluate hypotheses in radiation oncology. The results of both these trials were encouraging for the brachytherapy industry and could provide the catalyst for a resurgence in growth for new brachytherapy treatment opportunities. We are also continuing to explore a number of other potential opportunities, including joint ventures, and remain supportive of independent research using Cesium-131 brachytherapy products in the other areas of the body that we are focused on.”

“To date, all of our new initiatives have been rolled out on time and according to plan. Our new sales strategies have been well received, in part due to the growing knowledge of IsoRay’s renewed commitment to increasing usage of Cesium-131 brachytherapy products, which has led to newfound trust by potential customers that we will continue investing in the industry, our product and training for its use. The experience and relationships of the recent additions to our sales and marketing team have also been helpful in paving the way to deeper conversations with potential new users of our product. IsoRay is uniquely the only manufacturer in the world of Cesium-131 brachytherapy products, which represents a significant advancement in cancer therapy with minimal side effects and at a lower cost than most alternative treatment options. We believe that we’ve built a strong foundation for growth since my appointment as CEO less than one year ago, and as our new sales and marketing programs gain traction as the fiscal year progresses, we continue to expect a stronger second half, and are still targeting the annual revenue increase of approximately 20% year-over-year in accordance with the plan developed by management for fiscal 2017 as we have previously stated,” concluded Mr. LaVoy.

About IsoRay, Inc.

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington Company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Safe Harbor Statement

Statements in this news release about IsoRay's future expectations, including: the advantages of our products and their delivery systems; whether interest in and use of our products will increase or continue; whether the new sales and marketing team and strategies will increase patient or clinician engagement and interest; whether automation of manufacturing processes will improve efficiency, reduce costs, or allow for lower cost expansion; whether one-time expenses will not reoccur; whether future studies will report positive treatment results; whether studies of brachytherapy generally will be favorable or will revitalize the industry; whether revenue will increase in the second half of the fiscal year and at a sufficient amount to show a 20% annual increase; and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, our ability to successfully manufacture, market and sell our products, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, our ability to enforce our intellectual property rights, whether additional studies are released and support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, continued compliance with ISO standards as audited by BSI, the success of our revamped sales and marketing efforts particularly in the prostate market, the impact that “watchful waiting” causes ongoing declines in demand for our products, the use of our competitors’ products in lieu of ours by recommending physicians, changes in reimbursement rates, changes in laws and regulations applicable to our products, and other risks detailed from time to time in IsoRay's reports filed with the SEC. Unless required to do so by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

IsoRay Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518